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                                                                    EXHIBIT 11.1

                         Optical Sensors Incorporated

           Exhibit 11 - Statement Re:  Computation of Per Share Loss


                                                      Year Ended


Primary:                                    1996          1995          1994
                                     -------------------------------------------
Weighted average shares outstanding      7,222,000       315,000       290,000
Stock options -
 based on the treasury
 stock method using the
 initial public offering
 price (1)                                     ---     2,696,000     2,696,000
                                     -------------------------------------------

Total                                    7,222,000     3,011,000     2,986,000
                                     ===========================================

Net loss                               $(9,385,272)  $(8,131,017)  $(6,279,414)
                                     ===========================================

Per share amount                       $     (1.30)  $     (2.70)  $     (2.10)
                                     ===========================================



Supplemental:
Weighted average shares outstanding      7,222,000       315,000       290,000
Stock options -
 based on the treasury stock
 method using the initial
 public offering price (1)                     ---     2,696,000     2,696,000


Convertible preferred stock
 - using the if-converted
 method                                    596,000     3,138,000     2,186,000
                                     -------------------------------------------

Total                                    7,818,000     6,149,000     5,172,000
                                     ===========================================

Net loss                               $(9,385,272)  $(8,131,017)  $(6,279,414)
                                     ===========================================

Per share amount                       $     (1.20)  $     (1.32)  $     (1.21)
                                     ===========================================

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(1) In accordance with SAB No. 83.